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                                                                   EXHIBIT 10.3

                              TERMINATION AGREEMENT

     THIS AGREEMENT is made this 30th day of November, 1999, by and among Sunsource International, Inc., a Hawaii corporation ("Sunsource"), Mindbody, Inc., a Florida corporation ("Mindbody" and together with Sunsource, the "Sellers"), Chattem, Inc., a Tennessee corporation ("Chattem"), and Signal Investment & Management Co., a Delaware corporation ("Signal" and together with Chattem, the "Purchasers"), under the following circumstances:

     The Sellers and the Purchasers are parties to an Asset Purchase and Sale Agreement dated May 23, 1997, as amended (the "Purchase Agreement"), pursuant to which, among other things, the Purchaser has acquired certain assets used in the Sellers' dietary supplement and homeopathic lines of business (the "Business"). The parties now desire to enter into this Agreement to provide a single payment by the Purchasers in final settlement and termination of all royalty and Additional Payments payable by the Purchasers to the Sellers pursuant to the Purchase Agreement, in accordance with the terms set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     DEFINED TERMS. Capitalized terms used herein that are not otherwise defined shall have the meaning set forth in the Purchase Agreement.

     TERMINATION OF ROYALTIES AND ADDITIONAL PAYMENTS. In full and final settlement, compromise and accord, satisfaction and termination of the Sellers' right to receive past, present or future royalties and/or Additional Payments pursuant to Sections 1.5 and 4.3 of the Purchase Agreement (together, the royalties and Additional Payments are referred to herein as the "Payments"), and in consideration of Sellers' release and covenants in Section 3 below, upon the execution of this Agreement, Chattem shall pay to Sunsource and/or its designees (as Sunsource shall direct in writing to Chattem) the sum of $1,650,000 by wire transfer, plus a total of 2,582 shares of Chattem stock.

     SELLERS' RELEASE AND COVENANTS.


     (a) In consideration of the payment received from Chattem as provided in
Section 2 above, the receipt and legal sufficiency of which is hereby expressly acknowledged and




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accepted, Sellers, for themselves and their successors and assigns, hereby and forever release and discharge Purchasers, their affiliates, subsidiaries, employees, agents, attorneys, successors and assigns (the "Releasees")from any and all claims or demands of any kind or nature, which Sellers or any of their affiliates, subsidiaries, employees, agents, successors and assigns, designees and attorneys had, have now or may have in the future arising out of, or in any way related to, any right to receive Payments. Provided Purchasers comply with their obligations in Section 2 above, without limiting the generality of the foregoing, neither the Purchasers nor any acquiror of the Business from Purchasers shall have any obligation hereafter to make Payments, without regard to the terms of any subsequent sale of the Business.

     (b) Provided Purchasers comply with their obligations in Section 2 above, Sellers, for themselves and their successors and assigns, hereby covenant and agree never to commence, aid in any way, prosecute or cause or permit to be commenced or prosecuted any action or other proceeding based upon any of the subject matter released in Section 3(a) above.

     (c) Provided Purchasers comply with their obligations in Section 2 above, Sellers shall indemnify and hold harmless the Releasees from and against any claim, loss or damage with respect to the Payments resulting from the assertion of any such claim or the prosecution of any such action by Sellers or Sellers' designees or by any person or entity claiming through Sellers or on Sellers' behalf.

     ADDITIONAL PROVISIONS.

     (a) This Agreement may be executed in two or more counterparts, all of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

     (c) This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

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     Duly executed by the parties hereto as of the date and year first above written.

                               PURCHASERS:


                               CHATTEM, INC.




                                 By:_____________________________
                                Title:__________________________

                                SIGNAL INVESTMENT & MANAGEMENT
                                 CO.


                                 By:_____________________________
                                 Title:__________________________


                                 SELLERS:

                                 SUNSOURCE INTERNATIONAL, INC.


                                 By:_____________________________
                                 Title:__________________________

                                 MINDBODY, INC.


                                 By:_____________________________
                                 Title:__________________________


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